                                                                 EXHIBIT 10.22.2

                                 AMENDMENT NO. 2
                                     to the
                           Airline Services Agreement
                                  By and Among
              Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and
                            Northwest Airlines, Inc.


This Amendment No. 2 (the "Amendment") to the Airline Services Agreement by and among Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc., dated January 14, 2003 and made effective as of January 1, 2003, as amended by Amendment No. 1, dated September 11, 2003 (the "ASA") is made and entered into as of November 26, 2003.

                                   WITNESSETH:

WHEREAS, Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc. desire to amend certain provisions of the ASA in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Pinnacle Airlines Corp., Pinnacle Airlines, Inc. and Northwest Airlines, Inc. enter into this Amendment and agree as follows:

1. Amendment of Section 1.01. Section 1.01 of the ASA is amended as of the Revision Date as follows:

         (a) The definition of "Market Margin Rate" in Section 1.01 of the ASA is amended to read as follows:

                  "MARKET MARGIN RATE" OR "MMR" means the weighted (by revenue) average full year operating margin of the five largest (by revenue) publicly traded U.S. domestic regional airlines operating primarily regional jet aircraft; provided, however, that if the result of this calculation is greater than 12 percent, the MMR shall be 12 percent , and if the result is less than 8 percent, the MMR shall be 8 percent. The MMR shall be initially calculated with respect to calendar year 2008 and it shall be re-calculated with respect to each fifth year thereafter so long as this Agreement remains in effect.

         (b) The following definition of "Revision Date" shall be inserted in
         Section 1.01 of the ASA after the definition of "Revenue Threshold":

                  "REVISION DATE" shall have the meaning ascribed to such term in Section 9 of Amendment No. 2 to the ASA.

2. Amendment of Section 2.15. Section 2.15 of the ASA is amended in its entirety as of the date hereof to read as follows:

                  2.15 OTHER OPERATIONS. Pinnacle Corp. and/or an Affiliate of Pinnacle Corp. (other than Pinnacle which shall not acquire aircraft and/or operate air transportation services in its own name or on behalf of or in cooperation with an airline other than Northwest) may acquire aircraft and operate air transportation services in its own name or on behalf of or in cooperation with an airline other than Northwest, subject to
                  Section 2.14, Section 6.01(b), Section 6.02(a) and the following conditions:

                  (a) During the term of this Agreement, no officers, employees, facilities, Equipment or other assets of Pinnacle shall be used in connection with such activity without Northwest's prior written approval except as follows: (i) officers of Pinnacle may engage in planning and coordination with respect to such activities to the extent that such planning and coordination does not have an adverse impact on Pinnacle's performance of Regional Airline Services hereunder, and (ii) the following operational and corporate functions of Pinnacle may also be used to support such activity to the extent such use does not have an adverse impact on Pinnacle's performance on Regional Airline Services hereunder: (x) information services personnel, equipment and other infrastructure to the extent such use does not violate the Information Technology Services Agreement between Pinnacle and Northwest, dated January 14, 2003, as amended; (y) systems operation control ("SOC") management personnel (excluding dispatchers) and infrastructure, including but not limited to, facilities and computer systems; (z) corporate functions specifically defined as those traditionally performed by the tax, treasury, internal audit, purchasing, and corporate education (excluding pilot training performed via simulators) departments; provided, however, that prior to the commencement of operations by Pinnacle Corp. and/or an Affiliate of Pinnacle Corp. in cooperation with an airline other than Northwest, the parties shall negotiate in good faith an adjustment to the Fixed Cost Payment resulting from the operating cost efficiencies shared between Pinnacle and the newly commenced operation by Pinnacle Corp. and/or an Affiliate of Pinnacle Corp.

                  (b) The aircraft operated by Pinnacle Corp. or an Affiliate of Pinnacle Corp. pursuant to this Section
                           2.15 (i) shall be certificated with a maximum passenger capacity of less than 60 seats and a maximum gross takeoff weight of less than 70,000 pounds (or such greater seat and weight limits as may be established under Section C.7 of

                           Northwest's collective bargaining agreement with its pilots or any comparable successor provision), and
                           (ii) shall not otherwise cause Northwest to be in violation of its collective bargaining agreement with its pilots.

                  (c) Pinnacle Corp. is not at the commencement of such operations an "Affiliate" of Northwest as such term is defined in Northwest's collective bargaining agreement with its pilots. Northwest and Pinnacle Corp. acknowledge that as of November 26, 2003 neither Pinnacle nor Pinnacle Corp. is an "Affiliate" of Northwest as such term is defined in Northwest's collective bargaining agreement with its pilots.

3. Amendment of Section 3.02(a)(iv). Section 3.02(a)(iv) of the ASA is amended in its entirety as of the date hereof to read as follows:

                                    (iv)  Reserved.

4. Amendment of Section 3.08. Section 3.08 of the ASA is amended in its entirety as of the date hereof to read as follows:

                  SECTION 3.08      RELATED TRANSFER ARRANGEMENTS

                  All leases and subleases of ground support equipment, simulators, tooling and spare parts inventory agreements and vendor and/or maintenance agreements with respect to the Equipment (collectively "Support Agreements") entered into by Pinnacle after the Effective Date shall be assignable to Northwest without the consent of the other party to such Support Agreement on termination of this Agreement. Pinnacle shall, at Northwest's option, assign such Support Agreements as Northwest shall designate to Northwest on termination of this Agreement. Pinnacle shall use its best efforts to obtain the consent of the other party to any such Support Agreements in effect as of the Effective Date and, subject to obtaining such consents, if necessary, shall, at Northwest's option, assign such Support Agreements as Northwest shall designate to Northwest on termination of this Agreement. On termination of this Agreement and during the Option Term, Northwest shall have the option to purchase from Pinnacle all ground support equipment, simulators, tooling and spare parts inventory then owned by

                  Pinnacle which are used with or related to the Equipment for an amount equal to such assets' then fair market value or depreciated book value, whichever is less. In the event Northwest invokes its Equipment removal rights under Section
                  3.02 above, on the Equipment removal date and for a period of thirty (30) days thereafter, Northwest shall have the option to purchase from Pinnacle all ground support equipment, simulators, tooling and spare parts inventory then owned by Pinnacle which are used with or related to the returning Equipment for an amount equal to such assets' then fair market value or depreciated book value, whichever is less. Upon request from Northwest, Pinnacle shall make available to Northwest at no cost (i) the Maintenance Program and Maintenance Manual (as defined in the Lease) for the Equipment, and (ii) all other documentation required in order to operate and maintain the Equipment, and Pinnacle agrees that Northwest may provide such Maintenance Program, Maintenance Manual and other documentation to one or more other carriers operating (or anticipated to operate) Canadair Regional Jet aircraft on behalf of Northwest.

5. Amendment of Section 4.03(g). Section 4.03(g) of the ASA is amended in its entirety as of the date hereof to read as follows:

                                    (g)  Reserved.

6.       Amendment of Article V; Transition Year Settlement.

         (a) Article V of the ASA is amended in its entirety as of the Revision Date to read as set forth in Article V attached hereto in Exhibit I.

         (b) Article V of the ASA as it existed prior to the Revision Date shall be applicable to the settlement of amounts due for the time period from January 1, 2003 to the last day of the month prior to the Revision Date.

         (c) Notwithstanding Sections 3(a) and 3(b) above, with respect to the calendar year that encompasses the Revision Date, (i) for purposes of calculating the Annual Margin Adjustment Payment, pursuant to Section 5.09 of the ASA, the "Transition Floor and Ceiling" will be used in lieu of the floors and ceilings in the table in Section 5.09(b), and (ii) for purposes of calculating any payments owed by Pinnacle under Sections 5.05(e) and 5.13 of the ASA, the "Transition Margin" will be used in lieu of the margin multiplier in the formula set forth in Section 5.08, where

                  "TRANSITION FLOOR AND CEILING" means the weighted average (based on revenue received from Northwest) of the applicable floor and ceiling pursuant to Section 5.09 in effect for each month of the calendar year that encompasses the Revision Date.

                  "TRANSITION MARGIN" means the weighted average (based on revenue received from Northwest) of the applicable margin multiplier in the formula set forth in Section 5.08, as in effect for each month of the calendar year that encompasses the Revision Date.

7. Amendment of Section 10.01. Section 10.01 of the ASA is amended in its entirety as of the date hereof to read as follows:

                  SECTION 10.01 TERM. This Agreement shall commence on and shall be effective as of January 1, 2003 (the "Effective Date") and, unless earlier terminated as provided herein, shall continue in effect until December 31, 2017 and shall thereafter automatically be extended for successive five (5) year renewal periods (each a "Renewal Term") unless Northwest gives not less than two years' advance notice of non-renewal prior to December 31, 2017 or the commencement of any Renewal Term, in which case the Agreement will terminate on December 31, 2017 or the last day of the then applicable Renewal Term, as the case may be.

8. Amendment of Section 10.03(h). Section 10.03(h) of the ASA is amended in its entirety as of the date hereof to read as follows:

                  (h) Pinnacle or a Pinnacle Affected Company shall commence operating an aircraft type which causes Northwest to be in violation of its collective bargaining agreement with its pilots or a Pinnacle Affected Company operates an aircraft that is certificated with a maximum passenger capacity equal to or greater than 60 seats or a maximum gross takeoff weight equal to or greater than 70,000 pounds (or such greater seat and weight limits as may be established under Section C.7 of Northwest's collective bargaining agreement with its pilots or any comparable successor provision).

9. Revision Date. "Revision Date" shall mean the first day of the first month following the month in which the sale of the stock of Pinnacle Airlines Corp. occurs pursuant to the Registration Statement on Form S-1 (Registration No. 333-83354).

10. Miscellaneous. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Minnesota, notwithstanding the choice of law provisions thereof. Except as specifically amended, the ASA remains in full force and effect and is reaffirmed by each of the parties hereto. From and after the date hereof all references in the ASA to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

                                    Exhibit I




                                    ARTICLE V



                           REVENUES, PAYMENTS AND SETOFF

         SECTION 5.01 REVENUES. Pinnacle acknowledges and agrees that all revenues resulting from the sale and issuance of passenger tickets and cargo air waybills associated with the operation of the Aircraft and all other sources of revenue associated with the operation of the Aircraft are the sole property of Northwest, including without limitation ticket change fees and other fees or charges which are applicable pursuant to Northwest's tariffs, unaccompanied minor fees, beverage services, excess baggage fees and nonrevenue pass travel charges.

         SECTION 5.02 PAYMENTS TO PINNACLE .

         (a) Reports. Pinnacle shall provide to Northwest periodic reports with respect to the number of actual, completed Block Hours and Cycles of regional jet service flown by Pinnacle (each in respect of Scheduled Flights, Charter Flights and Non-Scheduled Flights) in accordance with the following schedule in each calendar month during the term of this Agreement:

    Day of Month Report Due                    Period Covered by Report
    -----------------------                    ------------------------
             22                                1st - 15th of Month

             7                                 Complete Previous Month

Pinnacle shall also provide Northwest periodic reports with respect to its Available CRJ Days, CRJ deliveries, and its expenses with respect to Section
5.05 and Section 5.06 in accordance with the following schedule in each calendar month during the term of this Agreement:

    Day of Month Report Due                    Period Covered by Report
    -----------------------                    ------------------------
             7                                 Complete Previous Month

         (b) Payment Schedule. Northwest shall remit to Pinnacle by wire transfer of immediately available funds by the close of business on the 30th day of each calendar month (or the next banking day if the 30th is a bank holiday), as a provisional payment, Pinnacle's Block Hour Payment, Cycle Payment, IOP Payment and any payments due pursuant to Section 5.05 below for the period covered by the Block Hour Report and

Cycle Report furnished by Pinnacle on the 22nd day of the month and the payment due in respect of Equipment Rental Expense pursuant to Section 5.06 below.

Northwest shall remit to Pinnacle by wire transfer of immediately available funds by the close of business on the 15th day of each month (or the next banking day if the 15th is a bank holiday), as a final payment, Pinnacle's Block Hour Payment, Cycle Payment, IOP Payment, Fixed Cost Payment, Monthly Margin Payment, any payments due pursuant to Section 5.05 or Section 5.06 below for the preceding month and any payments due with respect to Charter Flights, less the amount of the provisional payment made on the 30th day of the preceding month.

For purposes of this Section 5.02, the above-referenced payments to Pinnacle shall be calculated as follows for any applicable period:

                  (i) the Block Hour Payment will be equal to the then applicable Block Hour Rate multiplied by the number of actual, completed Block Hours reported in Pinnacle's Block Hour Report for such period for Scheduled Flights, Non-Scheduled Flights and Charter Flights, plus

                  (ii) the Cycle Payment will be equal to the then applicable Cycle Rate multiplied by the number of actual, completed Cycles reported in Pinnacle's Cycle Report for such period for Scheduled Flights and Non-Scheduled Flights, plus

                  (iii) the IOP Payment, if any, will be determined in accordance with Section 5.03(c) below, plus

                  (iv) any payments due pursuant to Section 5.05 below, plus

                  (v) with respect to the payment to be made on the 15th day of each month, Pinnacle's Fixed Cost Payment determined in accordance with
         Section 5.04 below and any payments due pursuant to Section 5.06 below, plus

                  (vi) with respect to the payment to be made on the 15th day of each month, the Monthly Margin Payment determined in accordance with
         Section 5.08 or Section 5.11 below, as applicable.

Adjustments arising from Northwest's audit of the Block Hour Report, Cycle Report, Available CRJ Days Report, CRJ Deliveries Report, Section 5.05 Report, or Section 5.06 Report may be made within ninety (90) days following the end of each month. Any reference to the 30th day of a month in this Section 5 will be deemed to mean the last day of February with respect to that month.

         SECTION 5.03 BLOCK HOUR AND CYCLE RATES; IOP PROGRAM ADJUSTMENT

         (a) Block Hour Rate. The Block Hour Rate for the time period through December 31, 2005 shall be calculated by multiplying the Base Block Hour Rate as follows for the applicable period by (1 + CPPIB):

                                                           Base Block Hour
                                                                Rate
          Period                                             CRJ-200/440
          ------                                             -----------
          Effective Date - 12/31/03                             218.09
          01/01/04 - 12/31/04                                   225.00
          01/01/05 - 12/31/05                                   235.59

         (b) Cycle Rate. For each year in the Annual Operating Plan prepared in accordance with Section 2.12, the departures for the year will be categorized into the six categories set forth in the table below. The Cycle Rate for the CRJ200/440 Aircraft for the time period through December 31, 2005 shall be calculated by multiplying the Base Cycle Rates as set forth below by (1+CPPIB), and then calculating the weighted average of the resulting rates for the applicable period:

                        Base Cycle Rates - - CRJ 200/400

                             Effective Date -     01/01/04-      01/01/05-
                             12/31/03             12/31/04       12/31/05
          DTW                      188.42           188.38        188.84
          MSP                      282.64           282.63        280.20
          MEM                      291.00           294.64        299.98
          NW Cities                 94.28            92.61         90.51
          CS Cities                400.91           399.25        396.91
          PS Cities                490.76           487.90        502.90

          NW Cities means Northwest Service Cities.

          CS Cities means Contracted Service Cities.

          PS Cities means Pinnacle Service Cities.

          Example: If Pinnacle's 2004 Annual Operating Plan includes 40,000 annual departures in DTW, 35,000 annual departures in MSP, 25,000 annual departures in MEM, 50,000 annual departures in NW Cities, 30,000 annual departures in CS Cities and 20,000 annual departures in PS Cities, and if the PPI for December 2003 is 141.5 and the PPI for December 2002 is 137.4 (CPPIB= (141.5/137.4) - 1 = 3.0%), the Cycle Rate for 2004 shall be calculated as follows:

         Cycle Rate =
         {1.03*[(188.38*40,000)+(282.63*35,000)+(294.64*25,000)+(92.61*50,000)+
         (399.25*30,000)+(487.90*20,000)]}/ 200,000 = 263.47

         (c) IOP Program Incident Adjustment. If during any month during the term of this Agreement Pinnacle cancels one or more Scheduled Flights in connection with one or more IOP Program Incidents, Northwest shall pay to Pinnacle an amount determined in accordance with the following formula:

         P=((IBH)*(BHR)*(0.43)) + ((ICYC)*(CYCR)*(0.53))

         where,

         P is the IOP Payment to be made to Pinnacle, IBH is the number of scheduled Block Hours cancelled in connection with the IOP Program Incident(s), calculated by the following formula:
              IBH=Pinnacle scheduled Block Hours in Hub cancelled * (((% points of Pinnacle's Scheduled Flights in Hub cancelled)-(% points of Northwest scheduled flights in Hub cancelled))/(% points of Pinnacle's Scheduled Flights in Hub cancelled)),
         BHR is the then applicable Block Hour Rate in which such IOP Program Incident(s) occurred,
         ICYC is the number of scheduled Cycles cancelled in connection with the IOP Program Incident(s), calculated by the following formula:
              ICYC=Pinnacle's scheduled Cycles in Hub cancelled * (((% points of Pinnacle's Scheduled Flights in Hub cancelled)-(% points of Northwest scheduled flights in Hub cancelled))/(% points of Pinnacle's Scheduled Flights in Hub cancelled))), and
         CYCR is the then applicable Cycle Rate in which such IOP Program Incident(s) occurred.

         SECTION 5.04 FIXED COSTS. Pinnacle's Fixed Cost Payment arising from operation of the Aircraft shall be calculated on a monthly basis as follows:

         Fixed Cost Payment = [2,735,830 + (74,546 * Monthly CRJ
         Deliveries) + (656.74 * Monthly ACDs)] * (1 + CPPIB)

         where,

         2,735,830 represents Pinnacle's base amount of monthly fixed costs.

         74,546 represents the payment per CRJ Aircraft delivered during the month.

         Monthly CRJ Deliveries means the number of CRJ Aircraft delivered during the applicable month as set forth in the CRJ Deliveries Report.

         656.74 represents the payment per Available CRJ Day

         Monthly ACDs means the number of Available CRJ Days for the applicable month as set forth in the Available CRJ Days
         Report.

         SECTION 5.05 FUEL.

         (a) Fuel Administration. As soon as practicable, Northwest will provide to Pinnacle the following fuel-related administrative services: (i) negotiation of fuel supply, fuel storage and into-plane service contracts for the Aircraft,
(ii) payment of all into-plane and fuel invoices in respect of the Aircraft,
(iii) monthly reconciliations (by the 15th of the following month) with respect to fuel boarded, inventory and purchases, and (iv) monthly reports with respect to fuel boarded by station, flight and Aircraft.

         (b) In the event Northwest is unable to execute the administrative functions as outlined in Section 5.05 (a) (ii) and (iii), above, and until such time that it can, the following procedures will apply:

                  (i) Current reporting mechanisms in place as of the Effective Date of this Agreement will continue with Pinnacle reporting to Northwest by the 15th day of the following month, the actual gallons boarded and the fuel price paid (including into-plane fees and taxes).

                  (ii) Current payment mechanisms in place as of the Effective Date of this Agreement will continue with the exception that the applicable monthly Margin Payment (per Section 5.08 or Section 5.11) will only be paid on the actual fuel boarded multiplied by the lesser of the actual fuel price, including into-plane fees and taxes, and $.78/gallon (the "Fuel Price"). In addition, no adjustment will be made to bring Pinnacle's fuel expense up to $.78/gallon. The reimbursement will be through the Section 5.02 wire transfer occurring on the 15th day of the following month.

         (c) Fuel Payment. On and after the date on which Northwest executes the administrative functions outlined in Section 5.05(a) (ii) and (iii) above, Northwest will charge Pinnacle on a pre-pay basis the last week of each month for fuel to be boarded for the 1st -15th of the succeeding month. Pinnacle will pay for that fuel through a set-off of the amount due from the Section 5.02 wire transfer on the 15th of the month for which the prepay is occurring. Northwest will reimburse Pinnacle for this pre-pay amount through the Section 5.02 wire transfer on the 30th of the month. Likewise, Northwest will charge Pinnacle on a pre-pay basis the second week of the month for fuel to be boarded for the 16th-end of month. Pinnacle will pay for that fuel through a set-off of the
Section 5.02 wire transfer on the 30th of the month for which the prepay is occurring. By the 15th of the following month, Northwest will reconcile the pre-paid fuel expense for the preceding month with the actual expense (at a price not to exceed the Fuel Price), and charge or credit Pinnacle with the difference, including reimbursement for the second half pre-pay. This reimbursement and month end adjustment for the preceding month will be handled via the Section 5.02 wire transfer occurring the 15th day of the following month through additional payment or set-off.

         The pre-pay will be based on using half of Pinnacle's prior month actual boarded volume at the Fuel Price.

         Pinnacle shall have the right to audit on a semi-annual basis the determination of the number of gallons of aircraft fuel boarded and shall report any disputes to Northwest. Any dispute not reported to Northwest within thirty
(30) days of the conclusion of such audit shall be deemed waived.

         Northwest's fuel department shall have the right to audit on a monthly basis the determination of the number of gallons of aircraft fuel boarded and fuel price paid and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle within thirty (30) days of the conclusion of such audit shall be deemed waived.

         (d) Pinnacle Reporting Procedures. Pinnacle will provide to Northwest the following fuel administrative service assistance: (i) timely Fuel Management System ("FMS") data entry by Pinnacle at Pinnacle Service Cities including month-end reconciling to the fixed base operator ("FBO") by the end of the second business day, (ii) FMS coverage by Pinnacle when regular FMS person is on vacation, leave, etc., (iii) Pinnacle will train new Pinnacle employees on FMS due to turnover, vacation, etc., (iv) problems at FBO regarding supply of fuel slips and bill of lading receipts will be addressed by Pinnacle personnel first before involving the Northwest Fuel Department.

         (e) Fuel Burn Review Procedures - CRJ. Northwest and Pinnacle agree to review the fuel burn performance of the CRJ Aircraft for compliance with the performance measure (burn rate ceiling) set below. Either party may initiate the audit of the actual fuel burn against the set measure. The performance measure includes both scheduled and non-scheduled fuel usage/expense. The ceiling is the Northwest budgeted scheduled fuel burn per scheduled Block Hour plus 3% for non-scheduled usage. For example, the 2002 performance measure (ceiling) was equal to the Northwest scheduled fuel burn rate of 308.6 gallons per scheduled Block Hour plus 3%, which sets the ceiling at 317.9.

         In the event that the CRJ Aircraft's actual fuel burn for the period of review is above the ceiling the parties will work together in good faith to explain the variance relative to the ceiling and to resolve the cause of the variance. If it is determined that actual fuel burn was above the ceiling for reasons within the control of Pinnacle, Pinnacle will pay a Fuel Burn Penalty Payment to Northwest and such payment shall be made in accordance with Section
5.07. The Fuel Burn Penalty Payment shall be calculated as follows:

         Fuel Burn Penalty Payment = [(total fuel expense/actual fuel price) / scheduled Block Hours - performance ceiling] * completed scheduled Block Hours * actual fuel price (not to exceed $.78 per gallon) + Margin applicable to the fuel expense reimbursement pursuant to Section 5.08 or 5.11.

         SECTION 5.06 DIRECT EXPENSES. Northwest will reimburse Pinnacle for the following expenses at the Direct Cost to Pinnacle. Reimbursement for these expenses paid or accrued by Pinnacle in the prior month, (other than the Equipment Rental Expense) will be included in the wire transfer to Pinnacle on the 15th of each subsequent month pursuant to Section 5.02(b) above. The reimbursement of Equipment Rental Expense pursuant to Section 5.06(a) attributable to a month will occur as part of the provisional payment on the 30th of such month pursuant to Section 5.02(b). Pinnacle will be responsible for providing Northwest with a copy of all third party invoices and evidence of payment needed to determine the expense amount and the timeliness of payment.

                  (a) Equipment Rental Expense - less any performance guarantee payments or credits that Pinnacle receives from the manufacturers.

                  (b) Aviation Insurance - Aircraft hull insurance and aviation liability insurance, including war risk liability and hull war risk insurance, subject to the following:

                  Pinnacle's aviation liability insurance (including war risk liability) expense shall be the lesser of the expense based on the actual rates or $1.69 per Pinnacle Revenue Passenger. Pinnacle's hull insurance (including hull war risk insurance) expense shall be the lesser of the expense based on the actual rates or $0.00165 per dollar ($) of Pinnacle Fleet Value. The margin payment pursuant to Section 5.08 or 5.11 shall be based on the foregoing amounts. If Pinnacle's actual aviation insurance expense exceeds the amounts above, the incremental insurance expense above the foregoing limits will be reimbursed by Northwest. In the event that Pinnacle obtains aviation insurance coverage as part of Northwest's aviation insurance placement, the rates used to determine Pinnacle's share of the aviation insurance expenses shall be the same as the rates used to determine Northwest's expense for such insurance.

         (c) Engine maintenance - The CRJ 200/440 engine maintenance performed pursuant to the GE Agreements less any warranty payments or credits that Pinnacle receives, including but not limited to those from GE, plus the cost of materials and components used in connection with unscheduled off-wing maintenance performed by Pinnacle (not including maintenance or replacement of line replaceable units or QEC items). Pinnacle shall provide to Northwest, upon reasonable request, documentation detailing the unscheduled event and cost of each of the components. If Northwest and Pinnacle agree at any time to have such engine work performed elsewhere, the reimbursement amount will be adjusted to take into account the new arrangement. Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for engine maintenance performed pursuant to the GE Agreements which is accomplished unreasonably in advance of the time such maintenance is required in accordance with the

Maintenance Program or which is accomplished for the sole purpose of satisfying return conditions under the Lease.

         (d) Airframe maintenance - The CRJ 200/440 airframe maintenance performed pursuant to Bombardier Agreement less any warranty payments or credits that Pinnacle receives, including but not limited to those from Bombardier. If Northwest and Pinnacle agree at any time to have the maintenance work performed elsewhere, the reimbursement amount will be adjusted to take into account the new arrangement. Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for airframe maintenance performed pursuant to the Bombardier Agreement which is accomplished unreasonably in advance of the time such maintenance is required in accordance with the Maintenance Program or which is accomplished for the sole purpose of satisfying return conditions under the Lease.

         (e) Deicing services and glycol - subject to the provisions of Section
4.02 and reimbursed accordingly:

                  (i) Deicing services and glycol at Pinnacle Service Cities, Contracted Service Cities and Hub Cities where a contracted agent is performing the service.

                  (ii) Glycol at Pinnacle Service Cities, Contracted Service Cities and Hub Cities where Pinnacle performs the deicing function.

         (f) Maintenance Facilities, subject to the provisions of
Section 4.03(c).

         (g) CRJ 200/440 auxiliary power unit (APU) maintenance expense, CRJ 200/440 avionics maintenance expense and CRJ 200/440 landing gear overhaul expense less any warranty payments or credits that Pinnacle receives with respect to any of the foregoing expenses.

         (h) Hub City facility charges pursuant to Exhibit B.

         (i) Airport security-related equipment maintenance expenses and personnel expenses incurred by Pinnacle pursuant to Section 4.05 less any government reimbursement for such expenses.

         (j) Landing fees incurred for Pinnacle operations in DTW.

         (k) Ground handling charges at Northwest Service Cities pursuant to
Section 4.02.

         (l) Property taxes, subject to the provisions of Section 8.03 less the amounts of any refunds, subject to the provisions of Section 8.04.

         Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for any late payment charges, penalties and/or fees which Pinnacle incurs in connection with payment of the expenses listed above.

         SECTION 5.07 BILLING. Northwest and Pinnacle shall bill each other on a monthly basis in respect of amounts owed to each other under this Agreement not contemplated under Section 5.02. If such billed items are not paid by the party within sixty (60) days of the statement date, the aggregate amount of undisputed items may be offset against or included in the next scheduled wire transfer pursuant to Section 5.02(b). Disputed amounts must be paid when the dispute is resolved, provided that such amount may be set off against or included in the next scheduled wire transfer pursuant to Section 5.02(b) if the formerly disputed amount is not paid within seven (7) days of resolution. Northwest may also offset against the next scheduled wire transfer pursuant to Section 5.02(b) the amount of any payment (including those under any Lease or the Note) with respect to which Pinnacle shall have defaulted and shall have failed to cure before the expiration of any applicable grace period.

         SECTION 5.08 MONTHLY MARGIN CALCULATION AND PAYMENT. The monthly Margin Payment for the time period through December 31, 2007 shall be calculated as follows:

         Monthly Margin Payment = (payments due to Pinnacle pursuant to Sections 5.03, 5.04, 5.05 and 5.06) * (.10 / .90)

         SECTION 5.09 ANNUAL MARGIN ADJUSTMENT PAYMENT. For the time period through December 31, 2007, the parties will calculate Pinnacle's Margin in accordance with Section 5.09(a) and, if required pursuant to Section 5.09(b) below, one party will make a Margin Adjustment Payment to the other party.

         (a) Calculation of the Total Operating Cost and the Margin. Not later than ninety (90) days following the end of 2003, 2004, 2005, 2006 and 2007, Pinnacle shall deliver to Northwest its audited financial statements including the calculation of its operating margin for Regional Airline Services provided under this Agreement for the prior year (the "Margin") by dividing (x) Pinnacle's Total Operating Income for Regional Airline Services for such year by
(y) Pinnacle's Total Operating Revenue for Regional Airline Services for such year, subject to the following:

         In calculating the Margin, the amount of any penalties (accounted for as a reduction to revenue) pursuant to Section 5.05, Section 5.13 and/or Section
5.14 below and any Saab 340 Aircraft rental revenue will not be included in Pinnacle's Total Operating Revenue, and the following expenses will not be included in Pinnacle's Total Operating Cost:

                  (1) Increment above predicted employee bonuses and incentives as set forth in Exhibit C hereto. Predicted bonus and incentive levels are the amounts used in calculating the Block Hour, Cycle and Fixed Cost Rates for 2003, 2004, 2005, 2006 and 2007, respectively.

                  (2) Increment above market pay rates for Pinnacle's employees per the Parity Pay Agreement in Exhibit D.

                  (3) The amount of any penalties pursuant to Section 5.14 (if not accounted for as a reduction to revenue).

                  (4) The amount of any depreciation expense associated with capital expenditures in excess of $250,000 which are designated by Northwest as Section 5.09(a)(4) items because Northwest has determined that such capital expenditures are not necessary after taking into consideration the Annual Operating Plan and Pinnacle's obligations under this Agreement, within seventy-five (75) days after receiving written notice from Pinnacle of such capital expenditure pursuant to
         Section 6.01(a)(iv) below.

                  (5) The amount of any Fuel Burn Penalty Payment pursuant to
         Section 5.05(d) (if not accounted for as a reduction to revenue).

                  (6) The amount of any asset write-downs (excluding normal depreciation) or extraordinary charges as defined by GAAP.

                  (7) Rental expense associated with the Saab 340 Aircraft not flown by Pinnacle.

                  (8) The amount of any fines or penalties paid by Pinnacle to any governmental entity.

                  (9) The CRJ 200/440 Aircraft and Spare Engine return costs including termination costs incurred by Pinnacle pursuant to Section 3.02(b) above.

                  (10) The amount of any late payment charges, penalties and/or fees incurred by Pinnacle.

                  (11) The amount of any payment from Pinnacle to Northwest pursuant to Section 5.13 (if not accounted for as a reduction to revenue).

         The Margin shall be expressed as a decimal rounded to the fourth place. The calculation of the Margin shall be derived from Pinnacle's reported financial statements for such year and shall be determined in accordance with GAAP.

         (b) Annual Margin Adjustment Payment. With respect to each calendar year through and including 2007, the Margin will be subject to the floors and ceilings in the following table:

-----------------------------------------------------------------------
Period:                   Revision Date - 2005           2006 & 2007
-----------------------------------------------------------------------
Ceiling:                          11%                       12%
-----------------------------------------------------------------------
Floor:                             9%                        8%
-----------------------------------------------------------------------


With respect to each calendar year through and including 2007, if the Margin is less than the applicable Floor, Pinnacle shall receive from Northwest an amount determined as follows:

         Ppin = [Total Operating Cost/(1 - Floor)] - Rev

         where

         Ppin is the amount payable to Pinnacle,
         Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in
         Section 5.09 (a),

         Floor is the applicable floor from the above table, and

         Total Operating Cost excludes Items 1-11 in Section 5.09(a) above.

With respect to each calendar year through and including 2007, if the Margin is greater than the applicable Ceiling, Northwest shall receive from Pinnacle an amount determined as follows:

         Pnw = Rev - [Total Operating Cost/(1 - Ceiling)]

         where,

         Pnw is the amount payable to Northwest,
         Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in
         Section 5.09 (a),

         Ceiling is the applicable ceiling from the above table, and

         Total Operating Cost excludes items 1-11 in Section 5.09(a) above.

An amount payable pursuant to this Section 5.09 (b) is a "Margin Adjustment Payment." Northwest shall add in or setoff, as appropriate, any Margin Adjustment Payment in the next wire transfer due to Pinnacle.

         (c) Audit of Total Operating Cost and the Margin. Northwest shall have the right to audit the calculation of the Total Operating Cost, the Margin and the Margin Adjustment Payment, and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle in writing within ninety (90) days of the receipt of the audited financial statements and Margin calculation by Northwest shall be deemed waived. The payment in respect of any dispute shall be handled as a disputed amount in accordance with Section 5.07.

         SECTION 5.10 RATE ADJUSTMENTS. For the calendar year 2006, the Block Hour, Cycle, and Fixed Cost Rates will be adjusted as described below.

         (a) One Time Adjustment Factor. Effective for the twelve-month period beginning on January 1, 2006 (i) the Block Hour Rate used for the 2005 calendar year will be multiplied by a One Time Adjustment Factor (OTAF) and multiplied by (1 + CPPI), and (ii) the Cycle Rate shall be calculated by multiplying the Base Cycle Rates for 2005 by (1 + CPPIB)* (OTAF), and then calculating the weighted average of the resulting rates. These adjusted rates will be used for the twelve-month period beginning January 1, 2006. The OTAF will be calculated as follows:

                  (1) Determine Pinnacle's actual operating expenses for the twelve-month period ending December 31, 2005, excluding expenses defined in Section 5.05 (fuel expenses), expenses defined in Section
         5.06 (direct expenses), the expenses excluded from the Margin calculation in Section 5.09(a), and any expenses deemed non-recurring by Northwest.

                  (2) Determine the actual payment made to Pinnacle for the twelve month period ending December 31, 2005, excluding the Monthly Margin Payment (Section 5.08), any Margin Adjustment Payments (Section 5.09), and any payments pursuant to Sections 5.05 and 5.06.

                  (3) Divide the result of step (1) by the result of step (2).

         (b) Inflation Adjustment. Effective for 2007, (i) the Block Hour Rate used for 2006 will be multiplied by (1+CPPI), and (ii) the Cycle Rate shall be calculated by multiplying the Base Cycle Rates for 2005 by (1 + CPPIB)* (OTAF), and then calculating the weighted average of the resulting rates, to establish the 2007 rates.

         (c) Fixed Cost Payment Adjustment. Effective for 2006 and 2007, the Fixed Cost Payment formula will be multiplied by the OTAF.

         (d) Effective for 2008 the payment rates and mechanisms set forth in Sections 5.02 through 5.06 will be re-set through good faith negotiations utilizing a payment methodology consistent with the methodology utilized through 2007; provided, however, that any increment above market pay rates for Pinnacle's employees, per the Parity Pay Agreement in Exhibit D, will not be considered in re-setting such rates. The rates for 2009, 2010, 2011 and 2012 will be determined by multiplying the prior year's rates by (1+CPPI).

         (e) So long as this Agreement remains in effect, the payment rates and mechanisms set forth in Sections 5.02 through 5.06 will be re-set every fifth year through good faith negotiations, commencing with the rates effective for 2013, utilizing a payment methodology consistent with the methodology utilized during the prior five (5) year period; provided, however, that any increment above market pay rates for Pinnacle's employees, per the Parity Pay Agreement in Exhibit D, will not be considered in re-setting such rates. The rates for the years between each adjustment year will be determined by multiplying the prior year's rates by (1 + CPPI).

         (f) In the event the parties are unable to reach agreement on new payment rates and mechanisms through good faith negotiations, the rates will be set utilizing the following procedure: (i) the parties shall attempt to agree upon an impartial industry expert to act as sole arbitrator, provided that if the parties are unable to agree upon an expert to so act, each party shall appoint an expert, and the two experts so appointed shall appoint a third expert; (ii) each party shall submit a set of proposed rates to the arbitrator(s); and (iii) the arbitrator(s) shall choose a set of rates from those submitted without modifying either.

         SECTION 5.11 REVISED MONTHLY MARGIN CALCULATION AND PAYMENT. Effective January 1, 2008, the monthly Margin Payment shall be calculated as follows:

         Monthly Margin Payment = (payments due to Pinnacle pursuant to Sections 5.03, 5.04, 5.05 and 5.06 (all adjusted pursuant to
         Section 5.10)) * MMR / (1-MMR)

         Where, MMR is the Market Margin Rate.

         SECTION 5.12 REVISED ANNUAL MARGIN ADJUSTMENT PAYMENT. Effective for 2008 and each calendar year thereafter, the parties will calculate Pinnacle's Margin in accordance with Section 5.12(a) and, if required pursuant to Section 5.12(b) below, one party will make a Margin Adjustment Payment to the other party.

         (a) Calculation of the Total Operating Cost and the Margin. Not later than ninety (90) days following the end of 2008 and each subsequent calendar year during the term of this Agreement, Pinnacle shall deliver to Northwest its audited financial statements including the calculation of its operating margin for Regional Airline Services provided under this Agreement for the prior year (the "Margin") by dividing (x) Pinnacle's Total Operating Income for Regional Airline Services for such year by (y) Pinnacle's Total Operating Revenue for Regional Airline Services for such year, subject to the following:

         In calculating the Margin, the amount of any penalties (accounted for as a reduction to revenue) pursuant to Section 5.05, Section 5.13 and/or Section
5.14 below and any Saab 340 Aircraft rental revenue will not be included in Pinnacle's Total Operating Revenue, and the following expenses will not be included in Pinnacle's Total Operating Cost:

                  (1) Increment above predicted employee bonuses and incentives as set forth in Exhibit C hereto. Predicted bonus and incentive levels are the amounts used in calculating the Block Hour, Cycle and Fixed cost rates for 2007, grown each year by multiplying by (1 + CPPI).

                  (2) The amount of any penalties pursuant to Section 5.14 (if not accounted for as a reduction to revenue).

                  (3) The amount of any depreciation expense associated with capital expenditures in excess of $250,000 which are designated by Northwest as Section 5.13(a)(3) items because Northwest has determined that such capital expenditures are not necessary after taking into consideration the Annual Operating Plan and Pinnacle's obligations under this Agreement, within seventy-five (75) days after receiving written notice from Pinnacle of such capital expenditure pursuant to
         Section 6.01(a)(iv) below.

                  (4) The amount of any Fuel Burn Penalty Payment pursuant to
         Section 5.05(d) (if not accounted for as a reduction to revenue).

                  (5) The amount of any asset write-downs (excluding normal depreciation) or extraordinary charges as defined by GAAP.

                  (6) Rental expense associated with the Saab 340 Aircraft not flown by Pinnacle.

                  (7) The amount of any fines or penalties paid by Pinnacle to any governmental entity.

                  (8) The CRJ 200/440 Aircraft and Spare Engine return costs including termination costs incurred by Pinnacle pursuant to Section
         3.02 (b) above.

                  (9) The amount of any late payment charges, penalties and/or fees incurred by Pinnacle.

                  (10) The amount of any payment from Pinnacle to Northwest pursuant to Section 5.13 (if not accounted for as a reduction to revenue).

         The Margin shall be expressed as a decimal rounded to the fourth place. The calculation of the Margin shall be derived from Pinnacle's reported financial statements for such year and shall be determined in accordance with GAAP.

         (b) Annual Adjustment to Margin Payment.

         With respect to each calendar year effective 2008, if the Margin is greater than MMR but less than or equal to (MMR + 0.05), Northwest shall receive from Pinnacle an amount determined as follows:

         Pnw = (Rev - [Total Operating Cost/(1 - MMR)]) / 2

         where,

         Pnw is the amount payable to Northwest,

         Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in
         Section 5.12 (a), and

         Total Operating Cost excludes items 1-10 in Section 5.12(a) above.

         With respect to each calendar year effective 2008, if the Margin is greater than (MMR + 0.05), Northwest shall receive from Pinnacle an amount determined as follows:

         Pnw = (Rev - [Total Operating Cost/(0.975 - MMR)])

         where,

         Pnw is the amount payable to Northwest,

         Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in
         Section 5.12 (a), and

         Total Operating Cost excludes items 1-10 in Section 5.12(a) above.

         An amount payable pursuant to this Section 5.12(b) is a "Margin Adjustment Payment." Northwest shall add in or setoff, as appropriate, any Margin Adjustment Payment in the next wire transfer due to Pinnacle.

         (c) Audit of Total Operating Cost and the Margin. Northwest shall have the right to audit the calculation of the Total Operating Cost, the Margin and the Margin Adjustment Payment, and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle in writing within ninety (90) days of the receipt of the audited financial statements and Margin calculation by Northwest shall be deemed waived. The payment in respect of any dispute shall be handled as a disputed amount in accordance with Section 5.07.

         SECTION 5.13 NON-SCHEDULED FLIGHT REFUND.

         With respect to each calendar year during the term of this Agreement, Northwest shall within thirty (30) days from the receipt of the final Block Hour and Cycle Report received pursuant to Section 5.02 for the immediately preceding year, calculate and notify Pinnacle of the ratio of actual Block Hours for Non-Scheduled Flights to actual Block Hours for Scheduled Flights and the ratio of actual Cycles for Non-Scheduled Flights to actual Cycles for Scheduled Flights. In the event that either ratio exceeds .25% (.0025), Pinnacle shall remit to Northwest (through a set-off of the next amount due from the Section
5.02 wire transfer) an amount equal to the following:

         Refund Calculation:

         Actual Block Hours and/or Cycles for Non-Scheduled Flights in excess of .25% (.0025) of the actual Block Hours and Cycles for Scheduled Flights, respectively, multiplied by the Block Hour Rate and Cycle Rate, respectively, in effect for the immediately preceding year pursuant to Section 5.03 and as adjusted pursuant to Section 5.10, plus the amount of any Margin Payments previously paid by Northwest to Pinnacle in connection with such excess Block Hours and/or Cycles; provided, however, that no refund will be paid to Northwest with respect to Non-Scheduled Flights which are Aircraft delivery flights.

         SECTION 5.14 PERFORMANCE LEVELS AND PENALTIES.

         (a) Pinnacle shall be subject to certain performance levels and penalties as described in this Section 5.14(a) ("Performance Criteria") which shall be deducted from the Block Hour Payment. If Pinnacle does not achieve the performance criterion, then a penalty shall be charged against amounts owing to Pinnacle. Any penalty charge incurred by failing to meet Performance Criteria shall be made in the wire transfer due on the 30th day of the second month following the end of the Performance Period in question pursuant to Section 5.02(b). The applicable performance levels and penalties are as follows:

         (i) Completion Factor (calculated in accordance with Section 2.10 (a)):

----------------------------------------------------------------------------
                                 Additional
                                  Penalty         Penalty         Neutral
----------------------------------------------------------------------------
Performance Level                  <96.5%       96.5%-<97.5%       >97.5%
                                                                   -
----------------------------------------------------------------------------
Penalty per enplaned                $.50            $.25             0
revenue passenger
----------------------------------------------------------------------------

         (ii) On-Time Factors (calculated in accordance with Section 2.10(b)):

              Departure (within zero minutes)

-----------------------------------------------------------------------------
                                Additional
                                 Penalty          Penalty         Neutral
-----------------------------------------------------------------------------
Performance Level                 <66.0%      66.0%-<72.0%       >72.0%
                                                                 -
-----------------------------------------------------------------------------
Penalty per enplaned               $.25           $.125             0
revenue passenger
-----------------------------------------------------------------------------

         Arrival (within zero Minutes)

-------------------------------------------------------------------------------
                                 Additional
                                  Penalty          Penalty         Neutral
-------------------------------------------------------------------------------
Performance Level                  <57.0%      57.0%-<61.0%        >61.0%
                                                                   -
-------------------------------------------------------------------------------
Penalty per enplaned revenue        $.25           $.125             0
passenger
-------------------------------------------------------------------------------

         In conjunction with Pinnacle's on-time arrival performance, Pinnacle's target block time performance (within zero minutes) shall not exceed 68.0%. If Pinnacle's actual block time performance (within zero minutes) exceeds 68.0%, Pinnacle's actual arrival performance (within zero minutes) will be adjusted downward by 0.7 percentage point per 1.0 percentage point in excess of 68.0%

         (iii) Luggage Mishandled (calculated in accordance with Section
2.10(c)):

-------------------------------------------------------------------------------
                                 Additional
                                  Penalty          Penalty         Neutral
-------------------------------------------------------------------------------
Performance Level (incidents
per 1,000 enplaned revenue
passengers)                         >8.8           >7.7-8.8         <7.7
                                                                    -
-------------------------------------------------------------------------------
Penalty per enplaned revenue
passenger                           $.30             $.15            0
-------------------------------------------------------------------------------

         (iv) Customer complaints (calculated in accordance with Section
2.10(d)):

-------------------------------------------------------------------------------
                                 Additional
                                  Penalty          Penalty         Neutral
-------------------------------------------------------------------------------
Performance Level (incidents
per 1,000 enplaned revenue
passengers)                         >1.4           >1.2-1.4          <1.2
                                                                      -
-------------------------------------------------------------------------------
Penalty per enplaned revenue
passenger                           $.20            $.10             0
-------------------------------------------------------------------------------

The parties will review the penalty levels for customer complaints after the first year this Agreement is in effect and make such adjustments as are mutually agreed.

         (b) Reconciliation of Performance Standards. For each Performance Period, (i) Northwest shall determine the total number of enplaned revenue passengers on Scheduled Flights operated by Pinnacle, (ii) Pinnacle shall prepare a reconciliation of its actual performance to the targeted performance with respect to its completion factor and its on-time factor and (iii) Northwest shall prepare a reconciliation of Pinnacle's actual performance to targeted performance with respect to Pinnacle's incidences of mishandled luggage and its number of customer complaints. Such reconciliations will be completed and delivered to the other within thirty (30) days after the end of each Performance Period. Northwest and Pinnacle will have the right to audit the reconciliation prepared by the other and shall report any discrepancies to the other. Any discrepancy not reported in writing within sixty (60) days of the end of any Performance Period shall be deemed waived. The payment of in respect of any discrepancy shall be handled as a disputed amount in accordance with Section 5.07.

         (c) Additional Performance Criteria. During the term of this Agreement, Northwest may propose other performance criteria for Pinnacle's operations pursuant to this Agreement. The parties agree that they will meet upon the introduction of additional performance levels for Northwest's operations, to develop similar performance targets for Pinnacle, taking into account the differences in operations between the two companies, and shall use their best commercially reasonable efforts to develop a system of performance levels and penalties for Pinnacle's performance with respect thereto in a manner consistent with the performance standards agreed to herein.

         SECTION 5.15 PINNACLE CHANGE OF CONTROL. In the event a Pinnacle Change of Control shall have occurred, Sections 5.08, 5.09, 5.11 and 5.12 shall be terminated effective immediately.

         SECTION 5.16 CREDIT CARD CHARGEBACKS.

         (a) Pinnacle shall be billed for credit card chargebacks resulting from Pinnacle's noncompliance with Northwest's credit card acceptance procedures. Northwest shall apply the same card acceptance procedures and standards to Pinnacle as applied to Northwest by Northwest's credit card contractors. Northwest will inform Pinnacle in writing regarding any material changes in Northwest's agreements with its credit card contractors to the extent such changes will impact the procedures and standards to be applied by Pinnacle.

         (b) With respect to all credit card charge forms returned to Pinnacle by Northwest, Northwest will furnish Pinnacle with a complete written explanation of the reason therefore accompanied by relevant documentation received from the credit card issuer or credit card holder.

         (c) Upon receipt of a chargeback, Pinnacle shall have a reasonable period of time, but not to exceed 30 days, to review the validity of the chargeback notice. If the chargeback is valid (within the scope of the circumstances for the chargeback), Pinnacle shall remit to Northwest within 30 days a gross amount equal to such credit card charge form. If, in Pinnacle's good faith opinion, the chargeback is not valid, Pinnacle will so notify Northwest and provide Northwest with a complete written explanation of the transaction together with any necessary supporting documentation within the 30-day period.

         (d) All revisions to Northwest's credit card acceptance procedures must be in writing and must be submitted to Pinnacle at least 30 days in advance of the effective date of such procedures or such shorter notification period as Northwest may utilize in notifying its own personnel.

         SECTION 5.17 RETURNED CHECKS.

         (a) Pinnacle shall be billed pursuant to Section 5.07 above for all returned checks resulting from Pinnacle's non-compliance with Northwest's check acceptance procedures.

         (b) Northwest will furnish Pinnacle with a complete written explanation of the reason therefore, accompanied with the relevant documentation.

         (c) Pinnacle shall refund Northwest the full amount of the dishonored check within 30 days. If, in Pinnacle's reasonable opinion, the charge is not valid, Pinnacle will so notify Northwest and provide Northwest with a complete written explanation of the transaction together with any necessary supporting documentation within the 30-day period.

         (d) All revisions to Northwest's check acceptance procedures will be in writing and will be submitted to Pinnacle at least 30 days in advance of the effective date of such procedures or such shorter notification period as Northwest may utilize in notifying its own personnel.